Exhibit 99.1

News Release

IHS Markit Contacts:

Dan Wilinsky	Eric Boyer
Media Relations	Investor Relations
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Ltd. Announces Offering of Senior Notes

LONDON (November 28, 2017) – IHS Markit Ltd. (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today announced that it intends to offer, subject to market and other conditions, $400 million in aggregate principal amount of senior notes (the “notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

IHS Markit intends to use the net proceeds from this offering to repay amounts outstanding under its revolving credit facility.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The notes are being offered and sold to persons reasonable believed to be qualified institutional buyers in the United States in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended, and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

This press release has not been approved by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended). Accordingly, this document is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Order") or high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as "Relevant Persons"). Any investment or investment activity to which this press release relates is available only to and will be engaged in only with Relevant Persons. Persons who are not Relevant Persons should not take any action based upon this press release and should not rely on it.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on IHS Markit current beliefs, expectations and assumptions regarding the future of IHS Markit business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of IHS Markit control. A detailed discussion of some of the risks and uncertainties that could cause IHS Markit actual results and financial condition to differ materially from the forward-looking statements is described in IHS Markit filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by IHS Markit in this release speaks only as of the date on which it is made. IHS Markit undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

####

About IHS Markit

IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the Fortune Global 500 and the world’s leading financial institutions.  Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners © 2017 IHS Markit Ltd. All rights reserved.